UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Warner Chilcott Limited

(Name of Registrant as Specified in its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Pursuant to an order of the Supreme Court of Bermuda, on July 14, 2009, Warner Chilcott Limited published the following notice in the Wall Street Journal (Global) and the Royal Gazette (in Bermuda).

NOTICE OF SPECIAL COURT-ORDERED MEETING OF

SHAREHOLDERS

IN THE SUPREME COURT OF BERMUDA

CIVIL JURISDICTION

(COMMERCIAL COURT)

2009: NO. 169

IN THE MATTER OF WARNER CHILCOTT LIMITED

AND IN THE MATTER OF SECTION 99 OF THE COMPANIES ACT

1981

NOTICE OF SPECIAL COURT-ORDERED MEETING OF

SHAREHOLDERS TO BE HELD ON AUGUST 5, 2009

To the Shareholders of Warner Chilcott Limited:

Notice is hereby given that, by an order dated June 18, 2009, made in the above matter, the Supreme Court of Bermuda has directed a special meeting (the “Special Meeting”) to be convened of the shareholders of Warner Chilcott Limited, a company organized under the laws of Bermuda, immediately following the conclusion of Warner Chilcott Limited’s Annual General Meeting of Shareholders (the “Annual Meeting”), which is scheduled to begin at 2:00 p.m. (local time) on August 5, 2009. The Special Meeting will take place at The K Club, Straffan, Co Kildare, Ireland.

The purposes of the Special Meeting are:

1.	To approve the scheme of arrangement between Warner Chilcott Limited and its shareholders (the “Scheme of Arrangement”). If the Scheme of Arrangement becomes effective, it will effect a transaction (the “Transaction”) pursuant to which each holder of Warner Chilcott Limited Class A common shares, par value $0.01 per share, outstanding immediately before the Transaction is effected will receive ordinary shares of Warner Chilcott plc, an Irish company and newly-created subsidiary of Warner Chilcott Limited, with a par value $0.01 per share, on a one-for-one basis in respect of such outstanding Class A common shares. If the Scheme of Arrangement becomes effective, Warner Chilcott plc will become the ultimate parent holding company of Warner Chilcott Limited.

2.

If the Scheme of Arrangement is approved, to approve the creation of distributable reserves of Warner Chilcott plc (through the reduction of the share premium account of Warner Chilcott plc that was previously approved by Warner Chilcott Limited and the other current shareholders of Warner Chilcott plc), subject to the approval of the High Court of Ireland (the “distributable reserves proposal”). The distributable reserves proposal will only be implemented if Proposal No.1, the Scheme of Arrangement, is approved and the Transaction is consummated, but the approval of the distributable reserves proposal is not a condition to the consummation of the Transaction.

3.	To approve a motion to adjourn the Special Meeting to a later date to solicit additional proxies if there are insufficient proxies to approve the Scheme of Arrangement at the time of the Special Meeting.

The foregoing items of business are more fully described in the proxy statement that has been sent to shareholders entitled to vote at the Special Meeting (the “Proxy Statement”). The close of business on June 19, 2009, is the record date for determining shareholders entitled to vote at the Special Meeting. Only holders of Warner Chilcott Limited’s Class A common shares as of the record date are entitled to notice of and to vote on the matters listed in this Notice of Special Court-Ordered General Meeting of Shareholders. A list of shareholders entitled to vote at the Special Meeting will be available for inspection at Warner Chilcott Limited’s offices at Unit 19 Ardee Business Park, Hale Street, Ardee, Co Louth, Ireland.

Whether or not shareholders plan to attend the Special Meeting in person, it is important that their shares be represented and voted at the Special Meeting. Holders of record may submit a proxy via the Internet or by telephone or by signing and dating the proxy card enclosed with the Proxy Statement and returning it promptly in the postage-paid return-addressed reply envelope enclosed with the Proxy Statement. Holders of record must vote in accordance with the instructions listed on the proxy card. Beneficial holders, whose shares are held in the name of a bank, broker, trustee, custodian or other nominee, must vote in accordance with the voting instructions given them by their bank, broker, trustee, custodian or other nominee. Such holders may be eligible to submit a proxy electronically or by telephone. Shareholders may revoke a previously delivered proxy at any time prior to the Special Meeting. Any holder of record who is present at the Special Meeting may vote in person instead of by proxy, thereby canceling any previous proxy. Shareholders may not appoint more than three persons to act as their proxy at the Special Meeting.

Please note that, if shareholders plan to attend the Special Meeting in person, they will need to register in advance to be admitted. Holders of record can register in advance by checking the appropriate box on their proxy card. The Special Meeting will start immediately following the conclusion of the Annual Meeting, which is scheduled to begin at 2:00 p.m. (local time).

In addition to registering in advance, shareholders will be required to present a valid government-issued photo identification (e.g., driver’s license or passport) to enter the Special Meeting. Holders of record, whose shares are registered in their name, should bring a form of photo identification to the Special Meeting. Beneficial holders, whose shares are held in the name of a bank, broker, trustee, custodian or other nominee, will need to bring a proxy or letter from that bank, broker, trustee, custodian or other nominee that confirms that such holder is the beneficial owner of those shares, together with a valid form of photo identification. Holders of record will be verified against an official list. The Company reserves the right to deny admittance to anyone who cannot adequately show proof of share ownership as of June 19, 2009.

The Special Meeting is being held in accordance with an order of the Supreme Court of Bermuda issued on June 18, 2009, which Bermuda law required Warner Chilcott Limited to obtain prior to holding the Special Meeting. If shareholders approve the Scheme of Arrangement at the Special Meeting, Warner Chilcott Limited will make a subsequent application to the Supreme Court of Bermuda seeking sanction or approval of the Scheme of Arrangement, which must be obtained as a condition to the Scheme of Arrangement becoming effective. Warner Chilcott Limited expects the sanction hearing to be held on August 14, 2009, at 9:30 a.m. (local time) at the Supreme Court of Bermuda in Hamilton, Bermuda. Shareholders who wish to appear in person or by counsel at the sanction hearing and present evidence or arguments in support of or opposition to the Scheme of Arrangement may do so. In addition, the Supreme Court of Bermuda has wide discretion to hear from interested parties. Warner Chilcott Limited will not object to the participation in the sanction hearing by any shareholder who holds shares through a broker.

BY ORDER OF THE BOARD OF DIRECTORS

Izumi Hara

Senior Vice President, General Counsel and Corporate Secretary

Ardee, Ireland

July 14, 2009

This communication is being made in respect of the above described Special Meeting of Warner Chilcott Limited. It is for informational purposes only and is not a substitute for the Proxy Statement and related documents Warner Chilcott Limited has filed and may file with the Securities and Exchange Commission (“SEC”). The Proxy Statement was filed with the SEC on June 26, 2009, and was mailed to Warner Chilcott Limited’s shareholders as of June 19, 2009, on or about June 29, 2009. Shareholders are urged to read the Proxy Statement because it contains important information about the Scheme of Arrangement and the distributable reserves proposal. The Proxy Statement is, and other documents filed or to be filed by Warner Chilcott Limited with the SEC are or will be, available free of charge at the SEC’s web site (www.sec.gov) and at Warner Chilcott Limited’s web site (www.wcrx.com).

Warner Chilcott Limited and its directors and executive officers and other persons may be deemed participants in the solicitation of proxies in connection with the Scheme of Arrangement and the distributable reserves proposal. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the Warner Chilcott Limited shareholders in connection with the Scheme of Arrangement and the distributable reserves proposal is set forth in the Proxy Statement.